SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549











 FORM 8-K



 CURRENT REPORT





 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934







 Date of Report (Date of Earliest Event Reported):  January 27,
1995







 FREQUENCY ELECTRONICS, INC.

 (Exact name of registrant as specified in its charter)







 Delaware 1-8061 11-1986657

 (State or other jurisdiction (Commission (I.R.S. Employer

 of incorporation) File Number) Identification No.)





 55 Charles Lindbergh Blvd., Mitchel Field, NY 11553

 (Address of principal executive offices) (Zip Code)





 (516) 794-4500

 (Registrant's telephone number, including area code)





 None

 (Former name, former address and former fiscal year, if changed since last report)







 Page 1 of 9 pages

 Exhibit Index on Page 2

 ITEM 5.  OTHER EVENTS.



 On January 27, 1995, registrant agreed with Richard C. Blum & Associates L.P. ("RCBA"), one of its major shareholders,to acquire in a private transaction, 225,000 shares of registrant's common stock (the "Stock") from BK Capital Partners III, L.P., an RCBA affiliate, at a per share price of 4 1/4, totalling $956,250. On the date of the agreement, the bid and asked prices for registrant's stock, as quoted on the American Stock Exchange, Inc., were 4 1/4 and 4 1/2, and the closing price was 4 1/4. The transaction closed on January 31, 1995.



 At the time of the agreement RCBA and its affiliates owned a total of 876,350 shares of Stock which constituted 16.64% of registrant's outstanding shares. Upon the closing of the transaction, RCBA and its affiliates own a total of 651,350 shares of the Stock which constitutes 12.92% of registrant's outstanding shares. Prior to the agreement, registrant had 739,305 shares held in its treasury. Upon the closing of the transactions, registrant had 964,305 shares in its treasury.





ITEM 7. EXHIBITS



 The exhibits filed as a part of this report are as follows:



          Page No.



 10(a) Agreement, between BK Capital Partners III, L.P.

   and Frequency Electronics, Inc. dated as of January 27, 1995.
4



  SIGNATURES





 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



       FREQUENCY ELECTRONICS, INC.







       By   /s/  Dawn Rhodes Johnston
   DAWN RHODES JOHNSTON, Vice President





Date: February 22, 1995